AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (hereinafter referred to as this "Agreement"), is entered into this 29th day of September, 1995, by and among CUSA TECHNOLOGIES, INC., a Nevada corporation ("CTI"), PREFERRED HEALTH SYSTEMS, INC., a Nevada corporation ("PHS"), and MARC L. MC CABE, STEVEN R. JONES, and JOSEPH J. HUGHES, individuals (collectively, the "Shareholders"), based on the following:

                                Premises

     A. CTI is a publicly-held corporation involved, among other things, in the business of providing proprietary software systems to credit unions and the medical industry. PHS is a privately-held corporation and developer of software products for the medical industry.

     B. The Shareholders hold 100% of the issued and outstanding stock of PHS.

     C. The acquisition of PHS by CTI shall be effected through the reorganization pursuant to sections 368(a)(1)(B) of the Code by the exchange of shares between CTI and the Shareholders. After consummation of the transaction, PHS shall continue its business as a wholly-owned subsidiary of CTI.

Agreement

     NOW, THEREFORE, based on the stated premises, which are incorporated herein by this reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived therefrom, it is hereby agreed as follows:


                                ARTICLE I
                               DEFINITIONS

     When used herein, the following terms shall have the meanings indicated:

     Section 1.01 Closing. The consummation of the transactions contemplated by this Agreement.

     Section 1.02 Closing Date. The date on which the Closing occurs.

     Section 1.03 Code. The Internal Revenue Code of 1986, as amended.

     Section 1.04 CTI Common Stock. The authorized common stock, par value $0.001 per share, of CTI.

     Section 1.05 CTI Preferred Stock. The authorized preferred stock, par value $0.001 per share, of CTI.

     Section 1.06 Effective Date. The date, as set forth in the closing memorandum between the parties.

     Section 1.07   Exchange Act.  The Securities Exchange Act of
1934, as amended.

     Section 1.08 Exchanged CTI Stock. The shares of CTI Common Stock to be issued and delivered by CTI pursuant to this Agreement in exchange for the shares of PHS issued and outstanding on the Closing Date.

     Section 1.09   GAAP.  Generally accepted accounting
principles, as in effect on the date of determination, applied on a consistent basis.

     Section 1.10 PHS. Preferred Health Systems, Inc., a Nevada corporation.

     Section 1.11 PHS Stock. The 18,750 shares of common stock of PHS owned by the Shareholders, no par value, currently issued and outstanding, which are to be converted into shares of Exchanged CTI Stock pursuant to the terms of this Agreement.

     Section 1.12   SEC.  The United States Securities and Exchange
Commission.

     Section 1.13 Securities Act. The Securities Act of 1933, as amended.

     Section 1.14   Shareholders.  Marc McCabe, Steven Jones, and
Joseph F. Hughes, who own 100% of the issued and outstanding shares of PHS Stock that will be converted into shares of Exchanged CTI
Stock pursuant to the terms of this Agreement.


ARTICLE II REPRESENTATIONS, COVENANTS, AND WARRANTIES OF PHS
AND THE SHAREHOLDERS

     As an inducement to, and to obtain the reliance of CTI, PHS and the Shareholders represent and warrant as follows:

     Section 2.01 Organization. PHS is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada and has the corporate power to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not so qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on the business or properties of PHS. Included in the PHS Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of PHS as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of PHS's articles of incorporation or bylaws.

     Section 2.02 Approval of Agreement. The board of directors and the Shareholders have authorized the execution and delivery of this Agreement by PHS and have approved the consummation of the transactions contemplated hereby. Included in the PHS Schedules is a signed copy of a consent duly adopted by the board of directors and the shareholders of PHS evidencing such approval. PHS has full power, authority, and legal right, and has taken all action required by law, its articles of incorporation, its bylaws, or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     Section 2.03   Authority of the Shareholders.  The
Shareholders have the right and authority, without the prior consent of any other person or entity, to enter into this Agreement and consummate the transactions contemplated hereby. There is no lien, encumbrance, or claim by any third person with respect to shares of PHS held by the Shareholders.

     Section 2.04 Capitalization. The authorized capitalization of PHS consists of 25,000 shares of common stock, no par value, of which 18,750 shares are currently issued and outstanding. All of the issued and outstanding stock of PHS is held by the Shareholders. No shares of PHS are reserved for issuance on the exercise of warrants or the conversion of other securities, or the exercise of any other call, commitment, or right to which PHS or the Shareholders are a party or to which they are subject. All issued and outstanding shares of PHS are validly authorized, legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person.

     Section 2.05 Subsidiaries and Predecessor. PHS has no subsidiaries or any predecessor corporation as that term is defined by generally accepted accounting principles.

     Section 2.06 Financial Statements. Included in the PHS schedules is the accounting of Marc L. McCabe for the original shareholders contributions detailing expenditures, etc. The assets of PHS consist of a small amount of cash and the software asset known as Managed Care Solution. The liabilites of PHS consist principally of an amount payable to David Ford not to exceed $15,000.

     The Shareholders and PHS agree to provide all assistance necessary in the event that CTI determines it necessary to produce audited financial statements of PHS, including but not limited to balance sheets and related statements of income and earnings.

     Section 2.07 Information. The information concerning PHS set forth in this Agreement and in the PHS Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 2.08 Options or Warrants. There are no existing warrants, calls, commitments, or other rights of any character relating to authorized and unissued PHS Stock or other securities of PHS.

     Section 2.09 Absence of Certain Changes or Events. Except as set forth in this Agreement or in the PHS Schedules, since the date of the most recent balance sheet included in the PHS
Schedules:

          (a) There has not been (i) any material adverse change in the business, operations, assets, or condition of PHS or
     (ii) any damage, destruction, or loss to PHS (whether or not covered by insurance) materially and adversely affecting the business, operations, assets, or condition of PHS;

          (b)  PHS has not (i) amended its articles of
     incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of PHS; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions, (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, employee, or shareholder; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

          (c) PHS has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof;
     (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent balance sheet included in the PHS Schedules and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000 or assets, properties, or rights disposed of in the ordinary course of business); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of PHS; or
     (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

          (d) PHS has not become subject to any law or regulation which materially and adversely affects the business, operations, properties, assets, or condition of PHS.

     Section 2.10   Title to Personal and Real Property.

          (a) Except as disclosed in the most recent balance sheet included in the PHS Schedules, PHS has good and marketable title to all its properties, inventory, know-how, interests in properties, and assets, which are reflected in the most recent balance sheet included in the PHS Schedules or acquired after that date (except those sold or otherwise disposed of since such date in the ordinary course of business) or are used in PHS's business, free and clear of all material mortgages, security interests, royalties, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; (ii) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (iii) as described in the PHS Schedules. All personal property held by PHS is in a state of good maintenance and repair, excepting reasonable wear and tear, and is adequate and suitable for the purposes for which it is presently being used.

          (b)  PHS does not own any real property in fee simple.

          (c) Included in the PHS Schedules is an accurate and complete list of all personal property owned by PHS or used in its business and having a purchase price of over $5,000, together with a description of any mortgages, financing instruments, or other encumbrances to the title to such properties. Also included in the PHS Schedules are copies of all leases for real and personal property to which PHS is a party. Except as disclosed in the PHS Schedules, each such lease is in full force and effect; all rents and additional fees due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence, or postponement of the lessee's obligation thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition, or act, which, with the giving of notice, the lapse of time, or the happening of any further event or condition, would become a default under such lease, the occurrence of which would have a material adverse affect on PHS. Except as set forth in the PHS Schedules, PHS has not violated any of the terms or conditions under any such lease in any material respect, and all of the material covenants to be performed by any other party under any such lease have been fully performed. The property leased by PHS is in a state of good maintenance and repair, except reasonable wear and tear, and is adequate and suitable for the purposes for which it is presently being used.

     Section 2.11 Intellectual Property. PHS owns the entire right, title, and interest in and to its proprietary intellectual property listed in the PHS Schedules, including all of the trade secrets, technology, know-how, tradenames, trademarks, servicemarks, copyrights, patents, patent applications, registrations, and applications with respect thereto, and other proprietary information owned by or used in connection with the business of PHS, (collectively the "Intellectual Property").
Except as set forth in the PHS Schedules, such Intellectual Property is not subject to the payment of royalties or the performance of any other obligation owed to any other person or entity. Neither the Shareholders nor any other employee or former employee of PHS owns, directly or indirectly, any right, title, or interest in or to the Intellectual Property. None of the Intellectual Property is subject to any material order, decree, judgment, stipulation, settlement, encumbrance, or attachment. There are no pending or threatened in writing proceedings, litigation, or other adverse claims of which PHS is aware affecting or with respect to the Intellectual Property. The Intellectual Property does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of PHS as now being conducted and as proposed to be conducted.

     Section 2.12 Litigation and Proceedings. There are no actions, suits, or proceedings pending or, to the knowledge of PHS, threatened in writing by or against PHS or affecting PHS or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. PHS is not in material default with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     Section 2.13   Contracts.

          (a) Included in the PHS Schedules is a description of every contract, agreement, distributorship, franchise, license, or other agreement, arrangement, or commitment to which PHS is a party or by which its assets or properties are bound, which calls for the payment by PHS of more than $2,000 a month, or $24,000 in the aggregate;

          (b) Except as described in this Agreement or in the PHS Schedules, PHS is not a party to or bound by, and the properties of PHS are not subject to, any contract, agreement, other commitment or instrument or any charter or other corporate restriction or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as PHS can now reasonably foresee) materially and adversely affect, the business operations, properties, assets, or financial condition of PHS; and

          (c) Except as included or described in the PHS Schedules or reflected in the most recent PHS balance sheet, PHS is not a party to any oral or written (i) contract for the employment of any officer, director, or employee, whose compensation is greater than $5,000 per month, which is not terminable on 30 days (or less) notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by title IV of the Employee Retirement Income Security Act, as amended;
     (iii) agreement, contract, or indenture relating to the borrowing of money in amounts greater than $1,000 in the aggregate; (iv) guarantee of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $1,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of PHS whose compensation was or is greater than $5,000 per month; or (viii) other contract, agreement, or other commitment involving payments by it in the future of more than $10,000 in the aggregate per agreement.

     Section 2.14 Material Contract Defaults. PHS is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or financial condition of PHS, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which PHS has not taken adequate steps to prevent such a default from occurring.

     Section 2.15 Insurance Claims. During the last three years, PHS has not received, or informed its insurance carriers of, any claims for damages, whether or not covered by insurance, for amounts greater than $5,000. PHS is not currently aware of any pending or unasserted claims.

     Section 2.16 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which PHS is a party or to which any of its properties or operations are subject, which would have a material adverse affect on PHS.

     Section 2.17 Governmental Authorizations. PHS has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof or as presently contemplated. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by PHS of this Agreement and the consummation by PHS of the transactions contemplated hereby.

     Section 2.18 Compliance With Laws and Regulations. PHS has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or financial condition of PHS or except to the extent that noncompliance would not result in the incurrence of any material liability for PHS. Included in the PHS Schedules is a copy of each letter of inquiry, review, or investigation or other writing from or to any governmental authority, evidencing a violation or possible or alleged violation of any of the foregoing.

     Section 2.19 Insurance. Included in the PHS Schedules is a complete list of all business liability, casualty, automobile, extended coverage, and other insurance policies which PHS maintains respecting its products, services, business, properties, and employees, showing for each type of coverage the policy limits, principal exclusions, deductibles, insurer, and other relevant information. Such policies are in full force and effect and are free from any right of termination by the insurance carriers. All of the insurable properties of PHS are insured for its benefit in the amount of their full replacement value (subject to reasonable deductibles) against losses due to fire and other casualty, with extended coverage, and other risks customarily insured against by persons operating similar properties in the localities where such properties are located and under valid and enforceable policies issued by insurers of recognized responsibility.

     Section 2.20 Transactions With Affiliates. Set forth in the PHS Schedules is a description of every contract, agreement, or arrangement between PHS and any person who is or has ever been during the previous three (3) years an officer or director of PHS or person owning of record, or known by PHS to own beneficially, 5% or more of the issued and outstanding common stock of PHS and which is to be performed in whole or in part after the date hereof. In all of such circumstances, the contract, agreement, or arrangement was for a bona fide business purpose of PHS and the amount paid or received, whether in cash, in services, or in kind, was, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to PHS than terms available from otherwise unrelated parties in arm's length transactions. Except as disclosed in the PHS Schedules or otherwise disclosed herein, no officer or director of PHS or 5% shareholder of PHS has, or has had during the preceding three years, any interest, directly or indirectly, in any material transaction with PHS. The PHS Schedules also include a description of any commitment by PHS, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

     Section 2.21 Labor Agreements and Actions. PHS is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment, or arrangement with any labor union, and no labor union has requested or sought to represent any of the employees, representatives, or agents of PHS. There is no strike or other labor dispute involving PHS pending or threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of PHS or (as such business is presently conducted and as it is proposed to be conducted), and PHS is not aware of any labor organization activity involving its employees. PHS is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with PHS, nor does PHS have a present intention to terminate the employment of any of the foregoing. Except as set forth in the PHS Schedules, the employment of each officer and employee of PHS is terminable at the will of PHS.

     Section 2.22 Pension Reform Act of 1974. PHS does not have any unfunded pension liability to the Pension Benefit Guaranty
Corporation or any other person or entity in connection with any retirement, pension plan, or similar arrangement.

     Section 2.23   Hazardous Substances.

          (a) The following words and phrases shall have the meanings indicated:

               (i) "Current Actual Knowledge" shall mean that no information that would give PHS current actual knowledge of the inaccuracy of any statements has come to the attention of PHS and/or its directors and officers; however, no special or independent investigation has been undertaken to determine the accuracy of such statements.

               (ii) "Environment" shall mean soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air, and any environmental medium.

               (iii)     "Environmental Law" shall mean any
          environmental related law, regulation, rule, ordinance, or bylaw at the federal, state, or local level existing as of the date hereof.

               (iv) "Hazardous Material" shall mean any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, or oil as currently defined in the Resource Conservation and Recovery Act, as amended; the Comprehensive Environmental Response, Compensation, and Liability Act, as amended; the Federal Clean Water Act, as amended; or any other federal, state, or local environmental law, regulation, ordinance, rule, or bylaw, existing as of the date hereof.

               (v) "Permit" shall mean environmental permit, license, approval, consent, or authorization issued by a federal, state, or local governmental entity.

               (vi) "Release" shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the Environment.

               (vii)     "Threat of Release" shall mean a
          substantial likelihood of a Release which requires action to prevent or mitigate damage to the environment which may result from such Release.

          (b) To PHS's Current Actual Knowledge, PHS does not have any material liability under any Environmental Law applicable to its operations.

          (c) PHS has not violated any Environmental Laws applicable to its operations, the violation or noncompliance with which would have a material adverse effect on PHS.

          (d)  PHS has not:

               (i) Entered into or been subject to any consent decree, compliance order, or administrative order with respect to its properties or any facilities or operations thereon;

               (ii) Received written notice under the citizen suit provision of any violation of any Environmental Law in connection with its properties or any facilities or operations thereon;

               (iii)     Received any written request for
          information, notice, demand letter, administrative inquiry, or claim with respect to a violation of any Environmental Law relating to its properties or any facilities or operations thereon; or

               (iv) Been subject to or threatened in writing with any governmental or citizen enforcement action with respect to a violation of any Environmental Law on its properties or at any facilities or operations thereon.

     Section 2.24 PHS Schedules. PHS and the Shareholders have delivered to CTI the following schedules, which are collectively referred to as the "PHS Schedules." The PHS Schedules shall be updated through the date of Closing and shall be certified by the chief executive officer of PHS as complete, true, and accurate:

          (a) A schedule including copies of the articles of incorporation and bylaws of PHS in effect as of the date of this Agreement as referred to in section 2.01;

          (b) A schedule containing copies of resolutions adopted by the board of directors and shareholders of PHS approving this Agreement and the transactions herein contemplated as referred to in section 2.02;

          (c) A schedule including the financial statements identified in section 2.06;

          (d) A schedule including copies of all federal income tax returns filed for the years ended December 31, 1994, identified in section 2.06;

          (e) A schedule listing the accounts receivable and notes and other obligations receivable of PHS as of the date of the most recent balance sheet included in the PHS Schedules or that arose thereafter other than in their ordinary course of business, indicating the debtor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, setoffs, reimbursements, discounts, or other adjustments, which in the aggregate are greater than $1,000, due to or claimed by such debtors;

          (f) A schedule listing the accounts payable and notes and other obligations payable of PHS as of the date of the most recent balance sheet included in the PHS Schedules or that arose thereafter other than in the ordinary course of the business of PHS, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, setoffs, reimbursements, discounts, or other adjustments, which in the aggregate are greater than $1,000, payable to PHS from any one such creditor;

          (g) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or financial condition of PHS since the most recent balance sheet included in the PHS Schedules, required to be provided pursuant to section 2.09 hereof;

          (h) Copies of all agreements or arrangements and all written statements of practice followed with regard to the payment of compensation, bonuses, deferred compensation, profit sharing, pension, vacation, retirement, or other compensation benefits to officers, directors, or employees whose monthly compensation exceeds $5,000 (and descriptions of any such agreements, arrangements, or practices which are not in writing), together with a schedule setting forth the name or identification of each officer, director, or employee whose monthly compensation exceeds $5,000 and of each former officer or former employee of PHS who is currently being paid or who is entitled to, or may become entitled to, compensation in amounts greater than $5,000 per month of any of such compensation benefits and the rate or amounts thereof and showing the nature of any family relationship of such person to each stockholder owning 5% or more of the common stock of PHS;

          (i) A schedule containing a description of all personal property owned by PHS or used in its business and having a purchase price of over $5,000, including a description of every material mortgage, financing instrument, or encumbrance to which such personal property of PHS is subject (except statutory liens or claims not yet delinquent and except liens, claims, encumbrances, or equities which do not or in the future will not materially detract from or interfere with the present or proposed use of the property subject thereto or affected thereby);

          (j) A schedule containing a description of each lease, rental agreement, or similar instrument, including a description of each oral arrangement;

          (k) A schedule setting forth the litigation and proceedings as referred to in section 2.12;

          (l) A schedule listing all material contracts, agreements, franchises, license agreements, or other commitments to which PHS is a party or by which their properties are bound, as referred to in section 2.14, but excluding those with affiliates which are described in section 2.21;

          (m)  A schedule of any insurance claims as referenced in
     section 2.15;

          (n) Copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which PHS carries on or proposes to carry on its business (except those which are immaterial to the present or proposed business of PHS), as referred to in section 2.17;

          (o) A schedule describing the matters regarding compliance with laws and regulations, as referred to in section 2.18;

          (p) A schedule showing details of all insurance coverage as referred to in section 2.19;

          (q) A schedule containing a description of all material contracts, leases, agreements, and other instruments between PHS and any affiliates, as referred to in section 2.20;

          (r) A schedule showing the name and location of each bank or other institution in which PHS has an account or safe deposit box, and the names of all persons authorized to draw thereon or to have access thereto;

          (s) Copies of all powers of attorney given by PHS now in effect or to be in effect;

          (t) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the PHS Schedules by sections 2.01 through 2.23.

ARTICLE III REPRESENTATIONS, COVENANTS, AND WARRANTIES OF CTI

     As an inducement to, and to obtain the reliance of, PHS and the Shareholders, CTI represents and warrants as follows:

     Section 3.01 Organization. CTI is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, and has the corporate power to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not so qualified in which either the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on the business or properties of CTI. Included in the CTI Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of CTI in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of the articles of incorporation or bylaws of CTI. CTI has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, bylaws, and otherwise to consummate the transactions herein contemplated.

     Section 3.02 Approval of Agreements. The board of directors of CTI, has authorized the execution and delivery of this Agreement by CTI, and has approved the consummation of the transactions contemplated hereby. Included in the CTI Schedules are copies of resolutions duly adopted by the board of directors of CTI evidencing such approval. CTI has full power, authority, and legal right, and has taken all action required by law, its articles of incorporation, its bylaws, or otherwise, to execute this Agreement and consummate the transactions contemplated hereby.

     Section 3.03 Authority of CTI. Except as set forth in the CTI Schedules, CTI has the right and authority, without the prior written consent of any other person or entity, to enter into this Agreement and consummate the transactions contemplated hereby.

     Section 3.04 Capitalization. The authorized capitalization of CTI consists of 5,000,000 shares of preferred stock, par value $0.001 per share, of which 1,000,000 shares are issued and outstanding, and 25,000,000 shares of common stock, par value $0.001 per share, of which 8,508,956 shares are issued and outstanding. In addition, CTI has reserved 2,338,800 shares of common stock for issuance on the exercise of outstanding and committed options, delivery of shares on a relocation agreement, the conversion of the issued and outstanding CTI Preferred Stock, and exercise of options pursuant to the Employee Stock Purchase Plan. All issued and outstanding shares of CTI Common Stock are validly authorized, legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. All shares of Exchanged CTI Stock to be issued pursuant to this Agreement are validly authorized and will be, when issued, legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person.

     Section 3.05 Subsidiaries or Predecessor. CTI was formerly known as Mountain Surgical Centers, Inc., which was formerly known as Dimension Capital. CTI has 11 wholly-owned subsidiaries, some of which also have second-tier subsidiaries: CTI, Inc., RK&DR Concepts, Inc. dba VERSYSS Data Systems, New Outside Force, Inc., New Benchmark Computer Systems, Inc., Computer Ease, Inc., Medical Computer Management, Inc., Benchmark Computer Systems of VA., Inc., Benchmark Computer Systems, Inc. (Wisconsin), Ford Center for Foot Surgery, Inc., Sierra Surgery Center, Inc., and CTI Resources, Inc. All references to CTI herein shall be deemed to include its subsidiaries and predecessor entities.

     Section 3.06   Financial Statements.

          (a) Included in the CTI Schedules is the audited balance sheet of CTI as of June 30, 1994, and the related audited statements of income, stockholders' equity, and cash flows for each of the two fiscal years ended June 30, 1994, and 1993, including the notes thereto, together with the related opinions of the independent certified public accountants of CTI. Also included are the unaudited balance sheets as of March 31, 1995, and the related unaudited statements of earnings and cash flows for the six months ended March 31, 1995, and 1994.

          (b) All such financial statements have been prepared in accordance with GAAP consistently applied throughout the periods involved. The balance sheets of CTI present fairly, as of their respective dates, the financial position of CTI. CTI did not have, as of the date of any of such CTI balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with GAAP, and all assets reflected therein present fairly the assets of CTI, in accordance with GAAP. The statements of operations, stockholders' equity, and cash flows present fairly the information required to be set forth therein under GAAP. CTI has maintained and will continue to maintain a standard system of accounting in a manner permitting the preparation of financial statements in accordance with GAAP.

          (c) All such financial statements have been prepared in accordance with regulation S-B promulgated by the SEC regarding the form and content of and requirements for financial statements to be filed with the SEC.

          (d) CTI has filed all tax returns and reports as required by law. All such returns and reports are accurate and correct in all material respects. CTI has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent CTI balance sheets and all such dates and years and periods prior thereto and for which CTI may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or other entity, except for taxes accrued but not yet due and payable. None of the federal income tax returns of CTI has been audited or is currently being audited by the Internal Revenue Service. CTI has not elected pursuant to the Code to be treated as an S corporation pursuant to section 1362(a) of the Code or a collapsible corporation pursuant to section 341(f) of the Code, nor has CTI made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation, or amortization) which would have a material adverse effect on CTI, its financial condition, its business as presently conducted or as proposed to be conducted, or any of its properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of CTI.

          (e) The books and records, financial and otherwise, of CTI are in all material respects complete and correct and have been made and maintained in accordance with sound business and bookkeeping practices and, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of CTI. CTI has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (f) Except as set forth in the latest balance sheets of CTI or in the notes thereto, CTI (i) has good and marketable title to its receivables, and other debts due or recorded in the records and books of CTI, free of any security interests or liens and free of any material defenses, counterclaims, and set-offs, and all of such receivables are actual and bona fide receivables representing obligations for the total dollar amount thereof shown on the books of CTI and resulted from the regular course of its business; and (ii) the accounts receivable set forth on the balance sheet of CTI arose in the ordinary course of business and are collectible in all material respects on the continuation of reasonable collection efforts by personnel of CTI and without resorting to litigation and in any event not later than 180 days after the date billed.

     Section 3.07 Information. The information concerning CTI set forth in this Agreement and in the CTI Schedules and in all filings and reports made by CTI with and to the SEC is complete and accurate in all material respects and, as of the date of such information, does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 3.08 Options or Warrants. There are no existing options, warrants, calls, commitments, or other rights of any character relating to the authorized and unissued CTI Common Stock, except (a) options, warrants, calls, or commitment, if any, to which CTI is not a party and by which it is not bound; (b) options to acquire an aggregate of 2,338,800 shares of CTI Common Stock;
(c) conversion rights held by the holders of CTI Preferred Stock to convert such stock into an aggregate of 667,000 shares of CTI Common Stock.

     Section 3.09 Absence of Certain Changes or Events. Except as set forth in this Agreement or in the CTI Schedules, since the date of the most recent CTI balance sheet described in section 3.05 and included in the CTI Schedules:

          (a) There has not been (i) any material adverse change in the business, operations, assets, or condition of CTI or
     (ii) any damage, destruction, or loss to CTI (whether or not covered by insurance) materially and adversely affecting the business, operations, assets, or condition of CTI;

          (b)  CTI has not (i) amended its articles of
     incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of their capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material; or (iv) made any change in its method of management, operation, or accounting which is material to CTI; (v) entered into any other transaction which is material to CTI;

          (c) CTI has not (i) granted or agreed to grant any options, warrants, or other rights for their respective stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent), except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent CTI balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of their respective assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $10,000 or assets, properties, or rights disposed of in the ordinary course of business); (v) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party if such amendment or termination is material, considering the business of CTI; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

          (d) To the best knowledge of CTI, CTI has not become subject to any law or regulation which materially and adversely affects, or in the future may materially and adversely affect, the business, operations, properties, assets, or financial condition of CTI.

     Section 3.10 Litigation and Proceedings. There are no actions, suits, or proceedings pending or, to the best knowledge of CTI, threatened by or against CTI or affecting them or their properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. CTI has no knowledge of any material default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     Section 3.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which CTI is a party or to which any of its properties or operations are subject which would have a material adverse affect on CTI.

     Section 3.12 Material Contract Defaults. CTI is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of CTI, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which CTI has not taken adequate steps to prevent such a default from occurring.

     Section 3.13 Governmental Authorizations. Except as set forth in the CTI Schedules, to the best knowledge of CTI, it has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable them to conduct their business in all material respects as conducted on the date hereof or as presently contemplated. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, to the best of its knowledge, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by CTI of this Agreement and the consummation by CTI of the transactions contemplated hereby.

     Section 3.14 Compliance With Laws and Regulations. Except as set forth in the CTI Schedules, CTI has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of CTI or except to the extent that noncompliance would not result in the incurrence of any material liability for CTI. Included in the CTI Schedules is a copy of each letter of inquiry, review, or investigation or other writing from or to any governmental authority subsequent to December 31, 1991, evidencing a violation or possible or alleged violation of any of the foregoing.

     Section 3.15 Labor Agreements and Actions. CTI is not bound by or subject to (and none of its assets or properties are bound by or subject to) any written or oral, express or implied, contract, commitment, or arrangement with any labor union, and no labor union has requested or, to the best knowledge of CTI, has sought to represent any of the employees, representatives, or agents of CTI. There is no strike or other labor dispute involving CTI, or to the best knowledge of CTI threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of CTI (as such business is presently conducted and as it is proposed to be conducted), nor is CTI aware of any labor organization activity involving its employees.

     Section 3.16   Pension Reform Act of 1974.  CTI has no
unfunded pension liability to the Pension Benefit Guaranty
Corporation or any other person or entity in connection with any retirement, pension plan, or similar arrangement.

     Section 3.17   Hazardous Substances.


          (a) The following words and phrases shall have the meanings indicated:

               (i) "Current Actual Knowledge" shall mean that no information that would give CTI current actual knowledge of the inaccuracy of any statements has come to the attention of CTI and/or its directors and officers; however, no special or independent investigation has been undertaken to determine the accuracy of such statements.

               (ii) "Environment" shall mean soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air, and any environmental medium.

               (iii)     "Environmental Law" shall mean any
          environmental related law, regulation, rule, ordinance, or bylaw at the federal, state, or local level existing as of the date hereof.

               (iv) "Hazardous Material" shall mean any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, or oil as currently defined in the Resource Conservation and Recovery Act, as amended; the Comprehensive Environmental Response, Compensation, and Liability Act, as amended; the Federal Clean Water Act, as amended; or any other federal, state, or local environmental law, regulation, ordinance, rule, or bylaw, existing as of the date hereof.

               (v) "Permit" shall mean environmental permit, license, approval, consent, or authorization issued by a federal, state, or local governmental entity.

               (vi) "Release" shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the Environment.

               (vii)     "Threat of Release" shall mean a
          substantial likelihood of a Release which requires action to prevent or mitigate damage to the environment which may result from such Release.

          (b) To CTI's Current Actual Knowledge, CTI has no material liability under any Environmental Law applicable to its operations.

          (c) CTI has not violated and is in compliance with all Environmental Laws applicable to its operations.

          (d)  CTI has not:

               (i) Entered into or been subject to any consent decree, compliance, order, or administrative order with respect to its properties or any facilities or operations thereon;

               (ii) Received written notice under the citizen suit provision of any violation of any Environmental Law in connection with its properties or any facilities or operations thereon;

               (iii)     Received any written request for
          information, notice, demand letter, administrative inquiry, or claim with respect to a violation of any Environmental Law relating to its properties or any facilities or operations thereon; or

               (iv) Been subject to or threatened in writing with any governmental or citizen enforcement action with respect to a violation of any Environmental Law on its properties or at any facilities or operations thereon.

     Section 3.18 Intellectual Property. CTI owns the entire right, title, and interest in and to its proprietary software sometimes known as The CUSA System, The Automated Medical Office System ("AMOS"), Care Point for Clinics, Reliance, CTOC, and, except as listed in the CTI Schedules, to all of the trade secrets, technology, know-how, tradenames, trademarks, servicemarks, and other proprietary information owned by or used in connection with the business of CTI, including all copyrights, patents, patent applications, registrations, and applications with respect thereto (collectively the "Intellectual Property"). Except as set forth in the CTI Schedules, such Intellectual Property is not subject to the payment of royalties or any other obligation to any other person or entity. Neither the shareholders of CTI, nor any other employee or former employee of CTI owns, directly or indirectly, any right, title, or interest in or to the Intellectual Property. None of the Intellectual Property is subject to any material order, decree, judgment, stipulation, settlement, encumbrance, or attachment. There are no pending or threatened in writing proceedings, litigation, or other adverse claims of which CTI is aware affecting or with respect to the Intellectual Property. To the best of CTI s knowledge, the Intellectual Property does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of CTI as now being conducted and as proposed to be conducted.

     Section 3.19 CTI Schedules. CTI has delivered to PHS and the Shareholders the following schedules, which are collectively referred to as the "CTI Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement and updated through the date of Closing, and instruments and data as of such date, or the date indicated on such schedules, all certified by the chief executive officer of CTI as complete, true, and accurate:

          (a) A schedule including copies of the articles of incorporation and bylaws of CTI in effect as of the date of this Agreement, as referred to in section 3.01;

          (b) A schedule containing copies of resolutions adopted by the boards of directors of CTI approving this Agreement and the transactions herein contemplated as referred to in section 3.02;

          (c) A schedule containing the annual report of CTI on form 10-KSB for the year ended June 30, 1994, quarterly reports on form 10-QSB for the quarters ended March 31, 1995, December 31, 1994 (as amended on form 10-QSB/A), and September 30, 1994, interim reports on form 8-K dated July 21, 1994, September 19, 1994 (including form 8-K/A), March 24, 1995, June 30, 1995, and July 21, 1995, and the Shareholders Information Statement for the Annual Shareholders Meeting held April 6, 1995;

          (d) A schedule setting forth a description of any material change in the business, operations, assets, or condition of CTI since March 31, 1995, required to be provided pursuant to section 3.09 hereof; and

          (e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the CTI Schedules by sections 3.01 through 3.18.


ARTICLE IV PLAN OF REORGANIZATION

     Section 4.01 Terms of the Reorganization. The consideration for the reorganization as contemplated herein and the acquisition of PHS as a wholly-owned subsidiary of CTI, subject to all of the terms, covenants, and conditions set forth in this Agreement, shall be the issuance to the Shareholders of 75,000 shares of restricted CTI Common Stock. The shares of CTI Common Stock will be delivered to the Shareholders, pro rata in proportion to the shares of PHS currently held by each as set forth on Exhibit "A" to this Agreement.

     Section 4.02 Tax Obligations. The Shareholders shall be solely responsible for tax due, if any, from the Shareholders with respect to the receipt by the Shareholders of the consideration set forth in section 4.01 of this Agreement.

     Section 4.03   Closing Events.  At the Closing,

          (a) Each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any plans of reorganization, certificates, financial statements, schedules, agreements, resolutions, or other instruments required by this Agreement to be so delivered at or prior to the Closing together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby; and

          (b) In addition to the foregoing, each of the parties shall execute and deliver such additional documents as may reasonably be required in order to effectuate the transactions herein contemplated in accordance with the requirements of the Code and shall treat such transactions for all tax purposes consistently with the other parties' treatment thereof and with such characterization as a reorganization under Code sections 368(a)(1)(B).

     Section 4.04 Effective Date. For corporate law purposes, the Effective Date of the merger shall be the date, as defined in the plan of reorganization. To the extent permitted by GAAP, the effective date for financial reporting purposes shall be October 1, 1995.

     Section 4.05   Pre-Closing Termination.

          (a) This Agreement and the merger contemplated hereby may be terminated at any time prior to the Effective Date by the consent of the Shareholders and by both CTI and PHS through action of their respective boards of directors. In the event of termination pursuant to this paragraph (a) of section 4.05, no obligation, right, remedy, or liability shall arise hereunder, and the parties shall bear their own costs incurred in connection with the preparation and execution of this Agreement, the preparation and review of financial statements required to be delivered pursuant hereto, and the negotiation of the transactions contemplated hereby.

          (b) This Agreement and the merger may be terminated at any time prior to the Effective Date by action of CTI's board of directors if PHS or the Shareholders shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of PHS or the Shareholders contained herein shall be inaccurate in any material respect. In the event of termination pursuant to this paragraph (b) of section 4.07, PHS shall reimburse CTI for its costs and obligations with respect to the negotiation and documentation of this Agreement and the transactions contemplated hereby.

          (c) This Agreement may be terminated at any time prior to the Effective Date by action of PHS' board of directors if CTI shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of CTI contained herein shall be inaccurate in any material respect. In the event of termination pursuant to this paragraph (c) of section 4.07, CTI shall reimburse PHS for its costs and obligations with respect to the negotiation and documentation of this Agreement and the transactions contemplated hereby.

     Section 4.06 Post-Closing Covenants of CTI. Subsequent to the Closing of the transactions contemplated by this Agreement, CTI covenants as follows:

          (a) CTI shall take all actions necessary or reasonably requested by the Shareholders to enable the Shareholders to sell the Exchanged CTI Stock without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such rule may be amended from time to time, and any similar rules or regulations hereafter adopted by the SEC, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act (or, if CTI is not required to file such reports, making publicly available, at the request of the Shareholders, other information necessary to enable the Shareholders to sell the Exchanged CTI Stock pursuant to such rule). Upon the request of the Shareholders, CTI will deliver to the Shareholders a written statement as to whether it has complied with such requirements.

          (b) Use its best efforts to develop the business of PHS subsidiaries and promote the sale of the products of PHS.

          (c) CTI shall execute any and all documents, instruments, and agreements necessary to effectuate the purposes of this Agreement.

All of the provisions of this section 4.06 shall survive the Closing and the consummation of the transactions contemplated herein.


ARTICLE V THE ACQUISITION OF THE EXCHANGED CTI STOCK

     Section 5.01 Sale of Securities. The consummation of this Agreement and the issuance of the Exchanged CTI Stock as contemplated herein, constitutes the offer and sale of securities as those terms are defined under the Securities Act and applicable state statutes. Such transactions shall be consummated in reliance on certain exemptions from the registration requirements of the Securities Act and applicable state statutes which depend, among other items, on the circumstances under which such securities are acquired.

     Section 5.02 Representations by the Shareholders. In order to provide documentation for reliance upon such exemptions, the approval by PHS and the Shareholders of this Agreement and the transactions contemplated hereby shall constitute the parties' acceptance of, and concurrence in, the following representations and warranties:

          (a) PHS and the Shareholders acknowledge that neither the Securities Exchange Commission nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring the Exchanged CTI Stock, and that the acquisition and ownership of the Exchanged CTI Stock involves certain risks.

          (b) PHS and the Shareholders have received and read this Agreement and the annual report of CTI on form 10-K for the year ended June 30, 1994, the quarterly reports on form 10-Q for the quarters ended March 31, 1995, December 31, 1994, and September 30, 1994, and the interim reports on form 8-K dated July 21, 1994, September 19, 1994, March 24, 1995, June 30,
     1995, and July 21, 1995, and understand the risks related to the consummation of the transactions herein contemplated. PHS and the Shareholders have been given an opportunity to meet with and ask questions of management of CTI concerning the business, operations, and assets of CTI and the transactions contemplated by this Agreement.

          (c) The Shareholders have such knowledge and experience in business and financial matters that they are capable of evaluating CTI and its business operations.

          (d)  The Shareholders are acquiring the Exchanged CTI
     Stock for their own account and not with a view for resale to others.

     Section 5.03 Investment Intent. The Shareholders have not offered or sold any securities of CTI or interest in this Agreement and have no present intention of dividing the Exchanged CTI Stock to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

     Section 5.04   No Public Solicitation.  PHS and the
Shareholders were at no time solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicitation in connection with the offer, sale, or purchase of the Exchanged CTI Stock through this Agreement.

     Section 5.05 Ability to Bear Risk of Investment. The Shareholders have adequate means of providing for their current needs and possible contingencies and have no need now, and anticipate no need in the foreseeable future, to sell the Exchanged CTI Stock. The Shareholders are able to bear the economic risks of this investment, and consequently, without limiting the generality of the foregoing, are able to hold the Exchanged CTI Stock to be received for an indefinite period of time and have a sufficient net worth to sustain a loss of the entire investment, in the event such loss should occur.

     Section 5.06 No Registration. The Shareholders understand that the Exchanged CTI Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Exchanged CTI Stock may, under certain circumstances, be inconsistent with this exemption and may make the Shareholders "underwriters" within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the subject Exchanged CTI Stock can only be effected in transactions which are not considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the shareholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act, and, after two years after the date the Exchanged CTI Stock is fully paid for, as calculated in accordance with rule 144(d), sales of securities in reliance upon rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After three years from the date the securities are fully paid for, as calculated in accordance with rule 144(d), they can generally be sold without meeting those conditions, provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

     Section 5.07 Restrictions on Transfer. The Shareholders acknowledge that the shares of Exchanged CTI Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. CTI is under no obligation to register the Exchanged CTI Stock under the Securities Act, except as may be expressly agreed to by it in writing. If rule 144 is available (and no assurance is given that it will be, except as provided in section 4.09 of this Agreement, after two years and prior to three years following the date the shares are fully paid for, only sales of such Exchanged CTI Stock in limited amounts can be made in reliance upon rule 144 in accordance with the terms and conditions of that rule. CTI is under no obligation to the undersigned to make rule 144 available, except as may be expressly agreed to by it in writing in this Agreement, and in the event rule 144 is not available, compliance with regulation A or some other disclosure exemption may be required before the Shareholders can sell, transfer, or otherwise dispose of such Exchanged CTI Stock without registration under the Securities Act. CTI's registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Exchanged CTI Stock, and the certificate representing the Exchanged CTI Stock will bear a legend in substantially the following form so restricting the sale of such securities:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

     Section 5.08 Stop Order. CTI may refuse to register transfer of the Exchanged CTI Stock in the absence of compliance with rule 144 unless the Shareholders furnish the issuer with an opinion of counsel reasonably acceptable to CTI stating that the transfer is permitted under applicable law.

     Section 5.09 Additional Documentation. In order to more fully document reliance on the exemptions as provided herein, the Shareholders agree to execute and deliver to CTI such further letters of representation, acknowledgment, suitability, or the like, as CTI and its counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

     Section 5.10 No Legal Opinion. PHS, the Shareholders, and CTI acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS OF CTI

     The obligations of CTI under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 6.01 Accuracy of Representations. The representations and warranties made by PHS and the Shareholders in this Agreement shall be true as of the Closing, and PHS and the Shareholders shall have performed or complied with all material covenants and conditions required by this Agreement to be performed or complied with by PHS or the Shareholders, respectively, prior to or at the Closing. CTI shall be furnished with a certificate, signed by the chief executive officer of PHS and dated the Closing Date, to the foregoing effect.

     Section 6.02 Officer's Certificate. CTI shall have been furnished with a certificate dated the Closing Date and signed by the duly authorized chief executive officer of PHS to the effect that:

          (a) This Agreement has been duly approved by PHS's board of directors and stockholders and has been duly executed and delivered in the name and on behalf of PHS by its duly authorized officers pursuant to, and in compliance with, authority granted by PHS's board of directors;

          (b) The representations and warranties of PHS set forth in this Agreement are true and correct as of the date of the certificate;

          (c) There has been no material adverse change since the date of the balance sheet included in the PHS Schedules in the financial condition, business, or operations of PHS nor has any event occurred which, with the lapse of time or giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of PHS up to and including the date of the certificate, except as authorized by this Agreement;

          (d) All material conditions required by this Agreement to have been met, satisfied, or performed by PHS and have been met;

          (e) The consummation of the transactions contemplated by this Agreement does not violate any material law, regulation, order, writ, injunction, or decree of any court or governmental body or result in the creation or imposition of any material mortgage, lien, charge, or encumbrance of any nature upon any of the properties of PHS, pursuant to any mortgage, resolution, agreement, or instrument to which PHS is a party;

          (f) All material authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents contemplated by this Agreement by PHS and have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

          (g) There is no action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened in writing against PHS, wherein an unfavorable decision, ruling, or finding would have a material adverse effect on the financial condition of PHS, the operations or business of PHS, the acquisition and reorganization contemplated herein, or any material agreement or instrument by which PHS is bound or would in any way contest the existence of PHS.

     Section 6.03 Good Standing. CTI shall have received a certificate of good standing from the SCC with respect to PHS, dated as of a date within ten days prior to the Closing Date, certifying that PHS is in good standing as a corporation in Nevada.

     Section 6.04 UCC Certificate. CTI shall have received a Nevada Uniform Commercial Code certificate from the SCC dated as of a date within five days of the Closing Date to the effect that there are no encumbrances of record on the assets of PHS, other than those disclosed in the PHS Schedules.

     Section 6.05   Shareholder Agreements.  Each of the
Shareholders has executed an employment agreement with CTI and PHS.

     Section 6.06 Other Items. CTI shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as CTI may reasonably request.


ARTICLE VII  CONDITIONS PRECEDENT TO OBLIGATIONS OF PHS
             AND THE SHAREHOLDERS

     The obligations of PHS and the Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 7.01 Accuracy of Representations. The representations and warranties made by CTI in this Agreement shall be true as of the Closing and CTI shall have performed and complied with all material covenants and conditions required by this Agreement to be performed or complied with by CTI prior to or at the Closing. PHS shall have been furnished with a certificate, signed by the duly authorized chief executive and principal financial or accounting officer or officers of CTI and dated the Closing Date, to the foregoing effect.

     Section 7.02   Officer's Certificate.  PHS and the
Shareholders shall have been furnished with certificates dated the Closing Date and signed by the duly authorized officer or officers of CTI to the effect that:

          (a) This Agreement has been duly approved by CTI's board of directors and has been duly executed and delivered in the name and on behalf of CTI by duly authorized officers pursuant to, and in compliance with, authority granted by CTI's board of directors;

          (b) The representations and warranties of CTI set forth in this Agreement are true and correct as of the date of the certificate;

          (c) There has been no material adverse change since the date of the balance sheet included in the CTI Schedules in the financial condition, business, or operations of CTI nor has any event occurred which, with the lapse of time or giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of CTI, up to and including the date of the certificate;

          (d) All material conditions required by this Agreement to have been met, satisfied, or performed by CTI have been met;

          (e) The consummation of the transactions contemplated by this Agreement does not violate any material law, regulation, order, writ, injunction, or decree of any court or governmental body or result in the creation or imposition of any material mortgage, lien, charge, or encumbrance of any nature upon any of the properties of CTI, pursuant to any mortgage, resolution, agreement, or instrument to which CTI is a party;

          (f) All material authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents contemplated by this Agreement by CTI have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

          (g) There is no action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened in writing against CTI and NewCo, wherein an unfavorable decision, ruling, or finding would have a material adverse effect on the financial condition or operation of CTI, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which CTI is bound or would in any way contest the existence of CTI.

     Section 7.03 Good Standing. PHS and the Shareholders shall have received a certificate of good standing from the Secretary of State of Nevada with respect to CTI, dated as of a date within ten


                                                                100
days prior to the date of this Agreement, certifying that CTI is in good standing as a corporation in the state of Nevada.

     Section 7.04   Shareholder Agreements.  Each of the
Shareholders has executed an employment agreement with CTI and PHS.

     Section 7.05 Other Items. PHS and the Shareholders shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as PHS and the Shareholders may reasonably request.


ARTICLE VIII
                      MISCELLANEOUS

     Section 8.01 Brokers. CTI and PHS agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Further, CTI and PHS each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, resulting from the actions of such party. The covenants set forth in this section 8.01 shall survive the Closing and the consummation of the transactions herein contemplated.

     Section 8.02 Indemnification by the Shareholders. The Shareholders agree to indemnify and hold harmless CTI and each of its respective directors and officers, and each person, if any, who controls CTI within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any breach of any representation, warranty, covenant, or agreement in this Agreement by the Shareholders or PHS. The indemnity agreement contained in this section 8.02 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of CTI and shall survive the consummation of the transactions contemplated by this Agreement for a period of three (3) years after the Closing Date.

     Section 8.03 Indemnification by CTI. CTI agrees to indemnify and hold harmless the Shareholders from and against any and all losses, claims, damages, expenses, liabilities, or actions and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any breach of any representation, warranty, covenant, or agreement in this Agreement by CTI. The indemnity agreement contained in this section 8.03 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Shareholders and shall survive the consummation of the transactions contemplated by this Agreement for a period of three (3) years after the Closing Date.

     Section 8.04 Tax Treatment. No representation or warranty is being made or legal opinion given by any party to any other regarding the treatment of this transaction for federal or state income taxation. All parties intend for the transaction to be treated as a "tax-free" reorganization under the provisions of the Code and agree to take all corporate action necessary, to file all tax returns and reports, and prepare financial statements consistent with the treatment of the transaction as a reorganization under section 368(a)(1)(B). Although this transaction has been structured in an effort to qualify for treatment under section 368(a)(1)(B) of the Code, there is no assurance that any part of this transaction in fact meets the requirements for such qualification. Each party has relied exclusively on its own legal, accounting, and other tax advisers regarding the treatment of this transaction for federal and state income taxes.

     Section 8.05   Governing Law.  This Agreement shall be
governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of the state of Utah.

     Section 8.06 Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

          If to CTI, to:           CTI Technologies, Inc.
                                   Attention:  Richard N.
                                   Beckstrand
                                   986 West Atherton Drive
                                   Salt Lake City, Utah 84123
                                   Fax No. (801) 265-3224
                                   Confirmation (801) 263-1840

          With copies to:          Howard S. Landa, Esq.
                                   Kruse, Landa & Maycock, L.L.C.
                                   Eighth Floor, Bank One Tower
                                   50 West Broadway
                                   Salt Lake City, Utah 84101
                                   Fax No. (801) 359-3954
                                   Confirmation (801) 531-7090

          If to PHS or the Shareholders, to: Preferred Health
Systems, Inc.
                                   Attn:  Marc L. McCabe
                                   2345 East Thomas, Suite 401
                                   Phoenix, Arizona
                                   Fax No. (602) 224-5058
                                   Confirmation (602) 224-5250
or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

     Section 8.07 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 8.08 Costs. Each of the parties shall bear its respective costs associated with this Agreement and the transactions contemplated hereby, including legal fees, accounting fees, and other costs and expenses.

     Section 8.09 Schedules; Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the CTI Schedules or PHS Schedules such reference is to information specifically set forth in such schedules and clearly referenced to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that such officer or director has made a reasonable investigation of such matters.

     Section 8.10 Third-Party Beneficiaries. This Agreement is solely between CTI and PHS and the Shareholders, and no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 8.11 Entire Agreement. This Agreement, together with the other agreements entered into between the parties contemporaneously with this Agreement (this Agreement and such other documents collectively referred to as the "Transaction Documents"), represent the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into the Transaction Documents. The Transaction Documents fully and completely express the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth in the Transaction Documents.

     Section 8.12 Survival. The representations, warranties, and covenants of the respective parties shall survive the Closing of the transactions contemplated hereby.

     Section 8.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section 8.14 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement shall only be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     Section 8.15 Severability. If and to the extent that any court of competent jurisdiction holds any provision, or any part thereof, of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement which shall continue in full force and effect.

     Section 8.16 Successors and Assigns. This Agreement shall insure to the benefit of and be binding on the parties and their successors, assigns, heirs, executors, and administrators.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

                              CTI:

                                   CUSA TECHNOLOGIES, INC.


                                   By
                                        Duly Authorized Officer

                 [signatures continued on following page]


                                   PHS:

                                   PREFERRED HEALTH SYSTEMS, INC.


                                   By
                                        Duly Authorized Officer


                              The Shareholders:


                                   Marc McCabe



                                   Steven Jones



                                   Joseph F. Hughes